Exhibit 2.1

DELAWARE REGISTRY, LTD.

CERTIFICATE OF INCORPORATION

OF

MD TECHNOLOGIES INC.

FIRST. The name of this Corporation is: MD TECHNOLOGIES INC.

SECOND. Its registered office in the State of Delaware is to be located at 3511 Silverside Road, Suite 105, County of New Castle. The Registered Agent in charge thereof is DELAWARE REGISTRY, LTD., 3511 Silverside Road, Suite 105, Wilmington, Delaware USA 19810.

THIRD. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The amount of the total authorized capital stock of this corporation is ONE THOUSAND FIVE HUNDRED Dollars ($1,500.00) divided into 15,000,000 shares, of .0001 Dollars ($0.0001) each.

FIFTH. The names and mailing addresses of each of the Incorporator of Incorporators are as follows:

NAME	MAILING ADDRESS

DELAWARE REGISTRY, LTD.	3511 SILVERSIDE ROAD SUITE 105 WILMINGTON, DE 19810 USA

SIXTH. Provisions for the management of the business and for the conduct of the affairs of this corporation and provisions creating, defining, limiting and regulating the powers of this corporation, the directors and the stockholders are as follows:

(1) The board of directors shall have the power to make, adopt, alter, amend and repeal the bylaws of this corporation without the ascent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors which shall constitute the whole board of directors of this corporation subject to the right of the stockholders to alter, amend and repeal the bylaws made by the board of directors.

(2) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the board of directors of this corporation arc hereby expressly empowered to exercise all such powers and to do all such acts and things as may be exercised or done by this corporation; subject, nevertheless, to the provisions of the statutes of the Stare of Delaware and of the Certificate of Incorporation as they may be amended, altered or changed from time to time and to any bylaws provided, however, that no bylaw so made shall invalidate any prior act of the board of directors which would have been valid if such bylaw had not been made.

SEVENTH. A director of this corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

I/WE; THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I/we have accordingly hereunto set my/our respective hand(s) and seal(s).

DELAWARE REGISTRY, LTD.

DATED February 25, 2000	By:	/s/ Christine M. Madison

CHRISTINE M. MADISON (ASSISTANT SECRETARY)

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

MD TECHNOLOGIES INC.

MD Technologies Inc., through its undersigned duly authorized officer does hereby certify as follows:

First: That by Unanimous Written Consent of the Board of Directors of MD Technologies Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation, or other authorized action in lieu of a meeting, for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the paragraph numbered “FOURTH” of the Company’s Certificate of Incorporation filed February 25, 2000 be amended to read in its entirety as follows:

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 30,020,000 shares, consisting solely of (i) 30,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), and (ii) 20,000 shares of Preferred Stock, no par value (the “Preferred Stock”).

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series. The voting powers thereof, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, of such preferences and/or rights (collectively, the “Series Terms”), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a “Preferred Stock Series Resolution”) adopted by the Board of Directors.

Second: That thereafter, in lieu of a meeting and vote of the shareholders, the shareholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every shareholder entitled to such notice.

Third: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

Executed this 13th day of August, 2003.

MD TECHNOLOGIES INC.

By:	/s/ William D. Davis

William D. Davis, President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

MD TECHNOLOGIES INC.

MD Technologies Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), through its undersigned duly authorized officer does hereby certify as follows:

First: That by Unanimous Written Consent of the Board of Directors of MD Technologies Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation, or other authorized action in lieu of a meeting, for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the paragraph numbered “FOURTH” of the Corporation’s Certificate of Incorporation filed February 25, 2000, as amended, be amended to read in its entirety as follows:

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 30,020,000 shares, consisting solely of (i) 30,000,000 shares of Common Stock, $0.0004 par value per share (the “Common Stock”), and (ii) 20,000 shares of Preferred Stock, no par value (the “Preferred Stock”).

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series. The voting powers thereof, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, of such preferences and/or rights (collectively, the “Series Terms”), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a “Preferred Stock Series Resolution”) adopted by the Board of Directors.

Upon this Certificate of Amendment of the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), every four (4) shares of the Corporation’s common stock, par value $.0001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one (1) share of common stock, par value $.0004 per share, of the Corporation (the “New Common Stock”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them each shall be granted and issued one (1) whole share of New Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

Second: That thereafter, in lieu of a meeting and vote of the shareholders, the shareholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every shareholder entitled to such notice.

Third: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

Executed this 24th day of September, 2003.

MD TECHNOLOGIES INC.

By:	/s/ William D. Davis

William D. Davis, President